Exhibit 5.1

July 23, 2010

Highlight Networks, Inc.
215 South Riverside Drive, Suite 12
Cocoa, Florida 32922

RE: Highlight Networks, Inc. Post Effective Amendment (333-153575)

Gentlemen:

You have requested our opinion, as counsel for Highlight Networks, Inc., a Florida corporation (the “Company”), in connection with the Post Effective Amendment to the Form S-1 Registration Statement, under the Securities Act of 1933 (the “Act”), filed by the Company with the U.S. Securities and Exchange Commission (the “Registration Statement”).

The Registration Statement relates to an offering of 99,060 shares of the Company’s common stock.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated under the laws of the State of Florida, the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.  The shares being registered have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Florida of the United States. This opinion opines upon Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name under the caption “Legal Matters” and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Anslow & Jaclin, LLP
Anslow & Jaclin, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726
Tel: (732) 409-1212 Fax: (732) 577-1188